AMY TROMBLY, ESQ.
                          80 Dorcar Road
                  Newton, Massachusetts  02459
                         (617) 243-0850



July 28, 2003

On the Go Healthcare, Inc.
85 Corstate Avenue, Unit #1
Concord, Ontario
Canada, L4K 4Y2


Ladies and Gentlemen:

 I have acted as counsel to On the Go Healthcare, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2, Registration No. 333-107225 (the "Registration Statement"), as amended, pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), up to 7,150,000 shares of its common stock, $.0001 par value per share (the "Shares") which may be issued from time to time on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act.   This opinion is being rendered in
connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company's Articles of Incorporation, as amended, and Amended and Restated Bylaws; and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant; and the Registration Statement and the exhibits filed with the Commission.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, I am of the opinion that, once (i) the Registration Statement, as amended, has become effective under the Securities Act, (ii) the Shares have been issued as contemplated by the Registration Statement, and (iii) the Company has received the consideration in the manner described in the Registration Statement, the Shares will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.


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I am an attorney licensed to practice in the Commonwealth of Massachusetts.  I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL"). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.


                           Very truly yours,

                           /s/  Amy Trombly, Esq.
                          ---------------------------

                           Amy Trombly, Esq.


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